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                          DEAN WITTER, DISCOVER & CO.
                            Two World Trade Center
                           New York, New York 10048

                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DEAN WITTER, DISCOVER & CO

The undersigned hereby appoints Christine A. Edwards, Mitchell M. Merin and Ronald T. Carman, and each of them with full power to act without the others, as proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Dean Witter, Discover & Co. ("Dean Witter Discover") which the undersigned is entitled in any capacity to vote if personally present at the 1997 Annual Meeting of Stockholders of Dean Witter Discover to be held on May 28, 1997 at 9:00 A.M., local time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this Proxy and more fully described in the Notice of Annual Meeting of Stockholders dated April 11, 1997 and the Dean Witter Discover and Morgan Stanley Group Inc. ("Morgan Stanley") Joint Proxy Statement/Prospectus dated April 11, 1997 and, in their discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting and upon all matters presented at the Annual Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this proxy.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL SET FORTH ON THE REVERSE HEREOF AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. YOUR VOTE SHALL BE KEPT CONFIDENTIAL SUBJECT TO DEAN WITTER DISCOVER'S BY-LAWS.

     IMPORTANT - This Proxy must be signed and dated on the reverse side.
                          (Continued on reverse side)
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THE DEAN WITTER DISCOVER BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
FOLLOWING PROPOSALS:

1. Proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 10, 1997, between Dean Witter Discover and Morgan Stanley, providing for the merger of Morgan Stanley with and into Dean Witter Discover.

    [ ] FOR                     [ ] AGAINST                         [ ] ABSTAIN
2. Proposal to elect as directors all nominees listed (except as marked to the contrary below):
    Philip J. Purcell, Thomas C. Schneider, Edward A. Brennan, C. Robert Kidder, Miles L. Marsh, Michael A. Miles, Clarence B. Rogers, Jr.
    INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and strike a line through the nominee's name.
    [ ] FOR                     [ ] WITHHOLD                 [ ] FOR ALL EXCEPT
3. Proposal to ratify the appointment of Deloitte & Touche LLP as Dean Witter Discover's independent auditors for the fiscal year ending December 31, 1997.
   [ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN
4. Proposal to approve the Dean Witter Discover Employees' Equity Accumulation Plan.
   [ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN
IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CHECK THIS BOX [ ]

Dated ___________________________________________, 1997

Please sign name exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

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Signature

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Signature if held jointly

Please indicate any changes in address below.


               PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.